Exhibit 99.1

NEWS	Contact: Blake McCarthy (713) 815-3535

FOR IMMEDIATE RELEASE

NATIONAL OILWELL VARCO Reports fourth quarter and full year 2019 Results

HOUSTON, TX, February 6, 2020 — National Oilwell Varco, Inc. (NYSE: NOV) today reported fourth quarter 2019 revenues of $2.28 billion, an increase of seven percent compared to the third quarter of 2019 and a decrease of five percent compared to the fourth quarter of 2018. Net loss for the fourth quarter was $385 million, which included non-cash, pre-tax charges (“other items”, see Other Corporate Items for additional detail) of $537 million. Adjusted EBITDA (operating profit excluding depreciation, amortization, and other items) increased $26 million sequentially to $288 million, or 12.6 percent of sales.

Revenues for the full year 2019 were $8.48 billion, operating loss was $6.28 billion, and net loss was $6.10 billion, or $15.96 per share. Adjusted EBITDA for the full year was $885 million, or 10.4 percent of sales.

“Our team executed well in a challenging market during 2019, successfully driving cost savings and efficiencies in working capital throughout our organization,” commented Clay Williams, Chairman, President, and CEO. “Thanks to their efforts we were able to significantly improve cash flow and strengthen our balance sheet, despite the financial charges that were necessary through the year.”

“The fourth quarter saw continued improvements in international and offshore markets, partially offset by another sequential decline in spending by our customers in North America. While this mix shift affects each of our segments differently, all three of our operating segments were able to deliver sequential improvements in adjusted EBITDA.”

“NOV remains focused on creating value for our shareholders by supporting our customers across all phases of oil and gas operations with products and services that enhance their returns, improve safety, and extend the life of equipment.  Our technology, global footprint, portfolio of products and services, and large installed base make NOV a partner of choice across the global oilfield.”

Wellbore Technologies

Wellbore Technologies generated revenues of $764 million in the fourth quarter of 2019, a decrease of four percent from the third quarter of 2019 and a decrease of 14 percent from the fourth quarter of 2018. The decline in revenue resulted from lower drilling activity levels in North America that more than offset improving conditions in international and offshore markets. Cost savings initiatives and a better product mix improved margins.  Operating loss, which included $410 million in other items, was $317 million. Adjusted EBITDA increased eight percent sequentially and decreased eight percent from the prior year to $143 million, or 18.7 percent of sales.

Completion & Production Solutions

Completion & Production Solutions generated revenues of $799 million in the fourth quarter of 2019, an increase of 10 percent from the third quarter of 2019 and an increase of one percent from the fourth quarter of 2018. The third straight quarter of double-digit top-line improvement was driven by growing demand from offshore and international markets, partially offset by a rapidly contracting demand for completion equipment in U.S. land markets. Operating profit, which included $13 million in other items, was $57 million, or 7.1 percent of sales. Adjusted EBITDA increased 17 percent sequentially and decreased 14 percent from the prior year to $96 million, or 12.0 percent of sales.

New orders booked during the quarter were $502 million, representing a book-to-bill of 101 percent when compared to the $499 million of orders shipped from backlog. Backlog for capital equipment orders for Completion & Production Solutions at December 31, 2019 was $1.3 billion.

Rig Technologies

Rig Technologies generated revenues of $759 million in the fourth quarter of 2019, an increase of 17 percent from the third quarter of 2019 and a decrease of six percent from the fourth quarter of 2018. Increases in land rig deliveries and improved progress on offshore equipment projects drove the sequential improvement in results. Operating loss, which included $114 million in other items, was $23 million. Adjusted EBITDA increased seven percent sequentially and 10 percent from the prior year to $112 million, or 14.8 percent of sales.

New orders booked during the quarter totaled $211 million, representing a book-to-bill of 59 percent when compared to the $360 million of orders shipped from backlog. At December 31, 2019, backlog for capital equipment orders for Rig Technologies was $3.0 billion.

Other Corporate Items

Further declines in U.S. drilling activity levels and ongoing cost-cutting efforts led the Company to recognize $537 million in impairment and restructuring charges. See reconciliation of Adjusted EBITDA to Net Income.

As of December 31, 2019, the Company had total debt of $1.99 billion, with $2.00 billion available on its revolving credit facility, and $1.17 billion in cash and cash equivalents.

Significant Achievements

NOV sold the first PowerBlade™ Hybrid system to a key drilling contractor on the Norwegian Continental Shelf. The hybrid solution consists of technology that enables the operator to reduce its carbon footprint during drilling operations by utilizing a special flywheel technology coupled to a battery system. This technology will aid customers in the pursuit of their goals to achieve zero emissions during drilling operations, reduce rig maintenance, and improve rig efficiency.

NOV deployed the first high pressure frac hoses in a pilot launch with leading North American completion service providers. By introducing flexibility into the rig-up of frac operations, reducing the number of potential leak points in the pressure line, and significantly extending operational life, NOV’s frac hoses have the potential to significantly reduce the total cost of ownership of flow connections for completion service companies.

NOV’s Vector™ rotary steerable technologies achieved a significant milestone when a customer deployed a VectorEXAKT tool to drill a precise vertical section in southern Africa, representing the first use of the Vector platform in Sub-Saharan Africa. Additionally, NOV successfully commissioned a customer workshop to support continued operation of Vector tools in the region.

NOV’s industry-leading M/D Totco eVolve™ Optimization Services saw rapid growth during the fourth quarter and completed a record high for wired drill pipe optimization jobs in the North Sea. These projects included IntelliServ™ wired drill pipe, BlackStream™ along-string measurements, wired NOV downhole drilling tools, and M/D Totco™ data acquisition systems. Commitment has already been received for additional projects in the North Sea to commence in the latter half of 2020. In addition, our global footprint for this service is expanding into the Middle East with similar pilot projects that are associated with the NOVOS™ automation platform.

NOV successfully delivered a package of Figure 2002, 20,000-psi high-pressure flowline equipment to an operator in northwestern China, where there has been a rapid increase in the amount of hydraulic fracturing activities. Demand in China for high-pressure flowline equipment is growing, and the Company has gained significant market share during the past year. Commitment by sales and manufacturing teams from several global locations has enabled NOV to meet and exceed customers’ expectations in terms of service excellence and equipment quality.

NOV secured an order for a monoethylene glycol (MEG) for use in an LNG development in Mozambique. In 2019, NOV received a total of six MEG projects, with two awarded as front-end engineering design (FEED) and four as delivery projects.

NOV delivered the first order for actuated chokes out of its recently-opened factory in Dammam, Saudi Arabia. Approved by Saudi Aramco, the factory serves the Middle East market with the same consistency and quality as NOV’s other choke manufacturing facilities while providing regional customers with the added benefit of being able to work with a facility that operates locally.

NOV launched its Fuego series of Tektonic™ drill bits in Colombia. The Fuego series drill bits was designed for the markets of Latin America, which contain some of the most challenging and diverse drilling applications in the world. Regional NOV engineers, familiar with the specific challenges presented by the local geology, worked with customers to design and manufacture these customized drill bits. The Fuego bit series focuses on improving directional control with new patent-pending components that use computerized heat transfer analyses to increase polycrystalline diamond compact (PDC) durability through optimized PDC cooling. Fuego uses industry-leading technology to deliver customers a premium level of performance that can increase margins.

Fourth Quarter Earnings Conference Call

NOV will hold a conference call to discuss its fourth quarter 2019 results on February 7, 2020 at 10:00 AM Central Time (11:00 AM Eastern Time). The call will be broadcast simultaneously at www.nov.com/investors. A replay will be available on the website for 30 days.

About NOV

National Oilwell Varco (NYSE: NOV) is a leading provider of technology, equipment, and services to the global oil and gas industry that supports customers’ full-field drilling, completion, and production needs. Since 1862, NOV has pioneered innovations that improve the cost-effectiveness, efficiency, safety, and environmental impact of oil and gas operations. NOV powers the industry that powers the world.

Visit www.nov.com for more information.

Cautionary Statement for the Purpose of the “Safe Harbor” Provisions of the Private Securities Litigation Reform Act of 1995

Statements made in this press release that are forward-looking in nature are intended to be “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934 and may involve risks and uncertainties. These statements may differ materially from the actual future events or results. Readers are referred to documents filed by National Oilwell Varco with the Securities and Exchange Commission, including the Annual Report on Form 10-K, which identify significant risk factors which could cause actual results to differ from those contained in the forward-looking statements.

Certain prior period amounts have been reclassified in this press release to be consistent with current period presentation.

CONTACT:

Blake McCarthy

Vice President, Corporate Development and Investor Relations

(713) 815-3535

Blake.McCarthy@nov.com

NATIONAL OILWELL VARCO, INC.

CONSOLIDATED STATEMENTS OF INCOME (LOSS) (Unaudited)

(In millions, except per share data)

	Three Months Ended			Years Ended
	December 31,		September 30,	December 31,
	2019	2018	2019	2019	2018
Revenue:
Wellbore Technologies	$764	$884	$793	$3,214	$3,235
Completion & Production Solutions	799	788	728	2,771	2,931
Rig Technologies	759	804	649	2,682	2,575
Eliminations	(41)	(78)	(44)	(188)	(288)
Total revenue	2,281	2,398	2,126	8,479	8,453
Gross profit	376	409	151	845	1,444
Gross profit %	16.5%	17.1%	7.1%	10.0%	17.1%

Selling, general, and administrative	289	322	293	1,303	1,233
Long-lived asset impairment	436	—	12	5,821	—
Operating profit (loss)	(349)	87	(154)	(6,279)	211
Interest and financial costs	(25)	(22)	(25)	(100)	(93)
Interest income	4	7	4	20	25
Equity loss in unconsolidated affiliates	(7)	(2)	(4)	(13)	(3)
Other income (expense), net	(54)	(29)	(10)	(90)	(99)
Income (loss) before income taxes	(431)	41	(189)	(6,462)	41
Provision (benefit) for income taxes	(46)	26	60	(369)	63
Net income (loss)	(385)	15	(249)	(6,093)	(22)
Net (income) loss attributable to noncontrolling interests	—	3	(5)	2	9
Net income (loss) attributable to Company	$(385)	$12	$(244)	$(6,095)	$(31)
Per share data:
Basic	$(1.01)	$0.03	$(0.64)	$(15.96)	$(0.08)
Diluted	$(1.01)	$0.03	$(0.64)	$(15.96)	$(0.08)
Weighted average shares outstanding:
Basic	382	379	382	382	378
Diluted	382	383	382	382	378

NATIONAL OILWELL VARCO, INC.

CONSOLIDATED BALANCE SHEETS (Unaudited)

(In millions)

	December 31,
	2019	2018
ASSETS
Current assets:
Cash and cash equivalents	$1,171	$1,427
Receivables, net	1,855	2,101
Inventories, net	2,197	2,986
Contract assets	643	565
Other current assets	247	200
Total current assets	6,113	7,279

Property, plant and equipment, net	2,354	2,797
Lease right-of-use assets	674	—
Goodwill and intangibles, net	3,659	9,284
Other assets	349	436
Total assets	$13,149	$19,796

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$715	$722
Accrued liabilities	949	1,088
Contract liabilities	427	458
Current portion of lease liabilities	114	7
Accrued income taxes	42	66
Total current liabilities	2,247	2,341

Long-term debt	1,989	2,482
Lease liabilities	674	222
Other liabilities	393	862
Total liabilities	5,303	5,907

Total stockholders’ equity	7,846	13,889
Total liabilities and stockholders’ equity	$13,149	$19,796

The Company adopted ASC 842, Leases, effective January 1, 2019, resulting in the addition of $590 million in assets and liabilities on the Company’s consolidated balance sheet.

NATIONAL OILWELL VARCO, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

(In millions)

	Years Ended
	December 31,
	2019	2018
Cash flows from operating activities:
Net loss	$(6,093)	$(22)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	533	690
Working capital and other operating items, net	6,274	(147)
Net cash provided by operating activities	714	521

Cash flows from investing activities:
Purchases of property, plant and equipment	(233)	(244)
Business acquisitions, net of cash acquired	(180)	(280)
Other	98	67
Net cash used in investing activities	(315)	(457)

Cash flows from financing activities:
Borrowings against lines of credit and other debt	511	—
Payments against lines of credit and other debt	(1,000)	—
Cash dividends paid	(77)	(76)
Other	(81)	46
Net cash used in financing activities	(647)	(30)
Effect of exchange rates on cash	(8)	(44)
Decrease in cash and cash equivalents	(256)	(10)
Cash and cash equivalents, beginning of period	1,427	1,437
Cash and cash equivalents, end of period	$1,171	$1,427

NATIONAL OILWELL VARCO, INC.

RECONCILIATION OF ADJUSTED EBITDA TO NET INCOME (LOSS) (Unaudited)

(In millions)

The Company discloses Adjusted EBITDA (defined as Operating Profit excluding Depreciation, Amortization and, when applicable, Other Items) in its periodic earnings press releases and other public disclosures to provide investors additional information about the results of ongoing operations. The Company uses Adjusted EBITDA internally to evaluate and manage the business. Adjusted EBITDA is not intended to replace GAAP financial measures, such as Net Income. Other items include goodwill, intangible and long-lived asset impairment charges, inventory charges, severance, and other restructuring costs.

	Three Months Ended			Years Ended
	December 31,		September 30,	December 31,
	2019	2018	2019	2019	2018
Operating profit (loss):
Wellbore Technologies	$(317)	$41	$42	$(3,551)	$131
Completion & Production Solutions	57	64	(24)	(1,934)	166
Rig Technologies	(23)	75	(110)	(524)	213
Eliminations and corporate costs	(66)	(93)	(62)	(270)	(299)
Total operating profit (loss)	$(349)	$87	$(154)	$(6,279)	$211

Other items:
Wellbore Technologies	$410	$24	$41	$3,794	$21
Completion & Production Solutions	13	(3)	79	2,042	—
Rig Technologies	114	—	194	784	6
Corporate	—	—	—	11	(18)
Total other items	$537	$21	$314	$6,631	$9

Depreciation & amortization:
Wellbore Technologies	$50	$90	$50	$284	$374
Completion & Production Solutions	26	51	27	150	212
Rig Technologies	21	27	21	87	90
Corporate	3	3	4	12	14
Total depreciation & amortization	$100	$171	$102	$533	$690

Adjusted EBITDA:
Wellbore Technologies	$143	$155	$133	$527	$526
Completion & Production Solutions	96	112	82	258	378
Rig Technologies	112	102	105	347	309
Eliminations and corporate costs	(63)	(90)	(58)	(247)	(303)
Total Adjusted EBITDA	$288	$279	$262	$885	$910

Reconciliation of Adjusted EBITDA:
GAAP net income (loss) attributable to Company	$(385)	$12	$(244)	$(6,095)	$(31)
Noncontrolling interests	—	3	(5)	2	9
Provision (benefit) for income taxes	(46)	26	60	(369)	63
Interest expense	25	22	25	100	93
Interest income	(4)	(7)	(4)	(20)	(25)
Equity loss in unconsolidated affiliate	7	2	4	13	3
Other (income) expense, net	54	29	10	90	99
Depreciation and amortization	100	171	102	533	690
Other items	537	21	314	6,631	9
Total Adjusted EBITDA	$288	$279	$262	$885	$910